Exhibit 99.1
Local Bounti Announces Second Quarter 2023 Financial Results
Construction on track at Georgia, Texas and Washington facilities
Reaffirms full year 2023 guidance of $34 to $40 million

HAMILTON, MT – August 9, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) ("Local Bounti" or the "Company"), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its financial results for the three months ended June 30, 2023 and reaffirmed full year 2023 guidance.

Anna Fabrega, CEO of Local Bounti, stated, "I'm proud to be part of this organization and I'm energized by the opportunities we have ahead of us. We are simultaneously ramping up our growing capacity, establishing consistent operational protocols, expanding our distribution network and enhancing penetration by offering new and innovative products. Individually, each of these represent an opportunity to materially advance our business – and collectively, our ability to accomplish these goals in a disciplined fashion represents a massive opportunity to generate economic value for our employees and shareholders alike. We look forward to demonstrating our progress in the quarters and years to come."

Ms. Fabrega continued, "This is a pivotal time in Local Bounti's journey and it is incumbent upon us to grow and scale the business in the most efficient way possible. We believe we have the financial resources in place to achieve breakeven adjusted EBITDA by the end of 2024 or early 2025 and we have also made some organizational changes to ensure we have the human capital to execute our plan. As part of this process, we have taken immediate steps to optimize our resources and add key talent that will support our initiatives."

Second Quarter 2023 Financial Summary

•Sales of $7.2 million in the second quarter of 2023, as compared to $6.3 million in the prior year period.

•Gross profit was $0.9 million in the second quarter of 2023. Adjusted gross margin percentage1 was approximately 28%, excluding depreciation, stock-based compensation, business combination related integration costs, and other non-recurring items. Second quarter adjusted gross margin continued to be constrained by weather-related variables at the Company's California facilities. The extreme weather created some unique growing challenges that were exacerbated by facility damage that required repairs and maintenance. This resulted in lower production, which lead to a temporary decrease in fixed cost absorption that has since been resolved.

•Net loss was $10.7 million in the second quarter of 2023 as compared to net loss of $31.7 million for the prior year period. Adjusted EBITDA1 loss was $8.3 million, which excludes $4.4 million in stock-based compensation, $6.5 million in interest expense, $3.3 million of depreciation and amortization, a gain on change in fair value of warrant liability of $15.2 million, and other non-recurring items. Adjusted EBITDA loss in the prior year period was $7.9 million.

1See reconciliation of the non-GAAP measures at the end of this press release.

Commercial Facility Expansion Update

Byron, Georgia Facility Progress
Construction of the greenhouse Phase 1-B was completed in early second quarter and construction of Phase 1-C is well underway with approximately 90% of that building now enclosed. The remaining Stack zones that comprise Phase 1-C are expected to be completed early in the fourth quarter 2023. The Company's Stack & Flow TechnologyTM is expected to add approximately 40% of incremental revenue generating capacity to the finished Georgia facility, which will be comprised of six acres of greenhouses and multiple climate, water, and spectral controlled Stack zones.

Mount Pleasant, Texas Facility Progress
With the greenhouse structure largely complete, the Company will begin installation of the Stack zones in the third quarter of 2023. The addition of this new facility in northeast Texas is expected to fortify Local Bounti's distribution in markets across Texas, Oklahoma, Louisiana, Mississippi, Arkansas, Kansas, and Missouri. Further, the facility is designed to provide additional capacity to meet existing demand from Local Bounti's direct relationships with blue-chip retailers and distributors throughout the region. The facility is still expected to commence operations in the fourth quarter of 2023.

Pasco, Washington Facility Progress
The structural steel work for the greenhouses is now complete and glass installation is progressing. When complete, the facility will be comprised of three acres of greenhouse that will be supported by multiple Stack zones. The facility will help bolster the Company's distribution capabilities in the Pacific Northwest and is still expected to commence operations early in the first quarter 2024, which reflects the Company's decision to stagger construction to accommodate the commissioning of its Texas facility in the fourth quarter of 2023.

Capital Structure

The Company ended the quarter with cash and cash equivalents and restricted cash of $40.4 million and approximately $66.6 million of availability under its credit agreement with Cargill Financial Services International, Inc. ("Cargill"). On June 15, 2023, the Company gave effect to its 1:13 reverse common stock split, and as of June 30, 2023, Local Bounti had approximately 8.2 million shares outstanding, 6.3 million common shares under warrants outstanding, and approximately 1.0 million restricted stock units outstanding. As of June 30, 2023, including these warrants and restricted stock units, the Company had a fully diluted share count of approximately 15.5 million shares outstanding.

On April 27, 2023 the Company completed its sale-leaseback transaction with a managed net-lease real estate investment trust and received approximately $35 million of net cash proceeds during the quarter. This cash, combined with proceeds available from its credit agreement with Cargill, which was expanded by up to $110 million to a total of up to $280 million on March 28, 2023, provides the Company with capital to fund its operations and complete the construction of its ongoing projects. Additionally, the Company continues to pursue opportunities to lower its cost of capital and replace its construction financing, including its work with a licensed United States Department of Agriculture (USDA) lender. Combined, management believes that it has sufficient capital available under the terms of its agreements to reach breakeven adjusted EBITDA by the end of 2024 or early 2025.

Financial Outlook

The Company reaffirmed its full year 2023 sales guidance of $34 to $40 million.

Conference Call

The Company will host a conference call with members of the Local Bounti executive management team. The conference call is scheduled to begin at 8:00 a.m. ET on Wednesday August 9, 2023. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the "Investors" section of the Company's website at localbounti.com and will be archived online.

About Local Bounti
Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 13,000 retail doors with its two brands: Local Bounti® and Pete's®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti's sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to 'bring our farm to your kitchen in the fewest food miles possible,' Local Bounti's food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," "believe," expect," "estimate," "project," "intend," "should," "is to be," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the existence of sources of committed financing, development of technology, goals and anticipated timing toward achieving positive adjusted EBITDA, projected financial information, estimates and forecasts of other financial and performance metrics, projected costs of building or acquiring facilities, projections of market opportunity and market share, and the Company's ability to access additional capital when needed and on terms acceptable to the Company. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti's ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti's increased leverage as a result of additional indebtedness incurred in connection with the acquisition of Pete's or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti's debt facility agreements with Cargill; Local Bounti's ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the transaction; Local Bounti's ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti's ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti's ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti's CEA facilities; Local Bounti's ability to attract and retain qualified employees; Local Bounti's ability to develop and maintain its brand or brands it may acquire; Local Bounti's ability to maintain its company culture or focus on its vision as it grows; Local Bounti's ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti's ability to compete successfully in the highly competitive natural food market; Local Bounti's ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti's ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under "Risk Factors" and "Forward-Looking Statements" in Local Bounti's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to adjusted EBITDA, adjusted gross profit, adjusted gross margin percentage and adjusted selling, general and administrative expense, which are adjusted from results based on generally accepted accounting principles in the United States ("GAAP") and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest expense, depreciation, amortization, and adjusted to exclude stock-based compensation expense, change in fair value of warrant liability, business acquisition and strategic transaction due diligence and integration related costs, utilities price spike and inclement weather related costs, loss on disposal of fixed assets, and certain other non-core items. The Company defines and calculates adjusted gross profit as gross profit excluding depreciation, stock-based compensation, acquisition related integration costs, and certain other non-core items. The Company defines and calculates adjusted gross margin percentage as adjusted gross profit as a percent of sales. The Company defines and calculates adjusted selling, general and administrative expense as selling, general and administrative expense excluding stock-based compensation, depreciation, amortization, business acquisition and strategic transaction due diligence and integration related costs, and certain other non-core items.

These non-GAAP financial measures are provided to enhance the user's understanding of the Company's prospects for the future and the historical performance for the context of the investor. The Company's management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and six months ended June 30, 2023 and 2022.

Contact:

Kathleen Valiasek, Chief Financial Officer
Local Bounti
investors@localbounti.com

LOCAL BOUNTI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$33,946	$13,666
Restricted cash	6,480	11,272
Accounts receivable, net	2,793	2,691
Inventory, net	4,254	3,594
Prepaid expenses and other current assets	3,046	2,881
Total current assets	50,519	34,104
Property and equipment, net	230,849	157,844
Operating lease right-of-use assets	211	137
Goodwill	38,481	38,481
Intangible assets, net	43,921	47,273
Other assets	25	901
Total assets	$364,006	$278,740

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,045	$13,757
Accrued liabilities	17,372	9,426
Operating lease liabilities	62	84
Total current liabilities	26,479	23,267
Long-term debt, net of debt issuance costs	179,403	119,814
Financing obligation	49,146	14,139
Operating lease liabilities, noncurrent	152	187
Warrant liability	10,546	—
Total liabilities	265,726	157,407

Commitments and contingencies

Stockholders' equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 8,188,981 and 7,997,858 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively(1)	1	10
Additional paid-in capital	311,795	300,636
Accumulated deficit	(213,516)	(179,313)
Total stockholders' equity	98,280	121,333
Total liabilities and stockholders' equity	$364,006	$278,740

(1) Prior comparative period share amounts issued and outstanding have been retroactively adjusted to reflect the 1-for-13 Reverse Stock Split effective June 15, 2023.

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales	$7,183	$6,269	$13,881	$6,551
Cost of goods sold(2)(3)(4)	6,331	6,281	12,750	6,520
Gross profit	852	(12)	1,131	31
Operating expenses:
Research and development(3)(4)	3,526	3,073	7,102	5,914
Selling, general and administrative(3)(4)	16,704	23,141	32,685	44,502
Total operating expenses	20,230	26,214	39,787	50,416
Loss from operations	(19,378)	(26,226)	(38,656)	(50,385)
Other income (expense):
Change in fair value of warrant liability	15,151	—	15,151	—
Interest expense, net	(6,472)	(5,465)	(10,771)	(7,108)
Other income	23	28	73	58
Net loss	$(10,676)	$(31,663)	$(34,203)	$(57,435)

Net loss applicable to common stockholders per basic common share:
Basic and diluted(1)	$(1.35)	$(4.65)	$(4.37)	$(8.80)
Weighted average common shares outstanding:
Basic and diluted(1)	7,930,371	6,815,947	7,829,673	6,525,453

(1) Prior comparative period share and per share amounts have been retroactively adjusted to reflect the 1-for-13 Reverse Stock Split effective June 15, 2023.

(2) Amounts include the impact for non-cash increase in cost of goods sold attributable to the fair value basis adjustment to inventory in connection with the acquisition of Pete's as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of goods sold	$—	$1,042	$—	$1,042
Total business combination fair value basis adjustment to inventory	$—	$1,042	$—	$1,042

(3) Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of goods sold	$(11)	$47	$76	$52
Research and development	595	485	1,333	970
Selling, general and administrative	3,850	11,164	8,984	21,687
Total stock-based compensation expense, net of amounts capitalized	$4,434	$11,696	$10,393	$22,709

(4) Amounts include depreciation and amortization as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of goods sold	$894	$891	$1,830	$953
Research and development	466	218	1,032	531
Selling, general and administrative	1,956	2,272	3,912	2,438
Total depreciation and amortization	$3,316	$3,381	$6,774	$3,922

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN PERCENTAGE

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales	$7,183	$6,269	$13,881	$6,551
Cost of goods sold	6,331	6,281	12,750	6,520
Gross profit	852	(12)	1,131	31
Depreciation	894	891	1,830	953
Stock-based compensation	(11)	47	76	52
Utilities price spike and inclement weather related costs	—	—	727	—
Business combination fair value adjustment to inventory	—	1,042	—	1,042
Acquisition related integration costs	266	428	423	428
Adjusted gross profit	$2,001	$2,396	$4,187	$2,506
Adjusted gross margin %	28%	38%	30%	38%
RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Selling, general and administrative	16,704	23,141	32,685	44,502
Stock-based compensation	(3,850)	(11,164)	(8,984)	(21,687)
Depreciation and amortization	(1,956)	(2,272)	(3,912)	(2,438)
Business acquisition and strategic transaction due diligence and integration related costs	(2,364)	(1,213)	(3,916)	(5,719)
Restructuring and business realignment costs	(724)	(501)	(724)	(621)
Adjusted selling, general and administrative	$7,810	$7,991	$15,149	$14,037

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(10,676)	$(31,663)	$(34,203)	$(57,435)
Stock-based compensation expense	4,434	11,696	10,393	22,709
Interest expense, net	6,472	5,465	10,771	7,108
Depreciation and amortization	3,316	3,381	6,774	3,922
Business combination fair value basis adjustment to inventory	—	1,042	—	1,042
Utilities price spike and inclement weather related costs	—	—	727	—
Business acquisition and strategic transaction due diligence and integration related costs	2,630	1,641	4,339	6,147
Restructuring and business realignment costs	724	501	724	621
Loss on disposal of fixed assets	—	84	—	280
Change in fair value of warrant liability	(15,151)	—	(15,151)	—
Other income	(23)	(28)	(73)	(58)
Adjusted EBITDA	$(8,274)	$(7,881)	$(15,699)	$(15,664)